ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is executed as of the 2nd day of January, 2010 by Richard J. Church ("Assignor") in favor of REO Plus, Inc., a Texas corporation ("Assignee").

Assignor, for the consideration set forth herein, does hereby assign to Assignee full right, title and interest in and to the 400 units of membership interest in Ananda Investments, LLC, a Texas limited liability company (the "Company") owned by him, free and clear of all encumbrances, security interests, liens, charges, and claims.  For purposes of this Assignment, such 400 units are referred to hereinafter as the "Interest."

TO HAVE AND TO HOLD the Interest, together with all the rights and appurtenances thereto in anywise belonging, unto Assignee, and its successors and assigns, forever, and Assignor does hereby bind himself, and his heirs, beneficiaries, legal representatives, successors and assigns, to forever warrant and defend title to the Interest unto Assignee, and its successors and assigns, against the claims of any and all persons whomsoever claiming through Assignor.

Assignee hereby agrees to be bound by the Company Agreement governing the Company, and hereby assumes all of the duties, responsibilities, obligations, restrictions, limitations, agreements, promises and covenants of a member of the Company under the aforementioned Company Agreement.

The purchase price for the Interest consisted of (a) 934,500 shares of the common stock of Assignee, and (b) the execution and delivery of the promissory note, a form of which is attached hereto as an exhibit.  Assignor hereby acknowledges receipt of a stock certificate representing such shares and an executed version of such promissory note.

Each of Assignor and Assignee hereby agrees to execute and deliver, or cause to be executed and delivered, from time to time after the date hereof, upon the request of the other, such other documents and instruments and to take such other action as the requesting party may reasonably require to effectuate and/or evidence the conveyance provided for herein.

THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.  It may be executed in any number of counterparts; each such counterpart shall, for all purposes, be deemed to be an original; and all such counterparts shall constitute but one and the same Assignment.

IN WITNESS WHEREOF the undersigned have set their hands hereunto effective as of the first date written above.

"ASSIGNOR"                                                                                     "ASSIGNEE"

REO PLUS, INC.

____________________________________                            By:_________________________________
Richard J. Church                                                                                  Richard J. Church, President